Exhibit 3B
BY-LAWS
OF
FEDERAL SIGNAL CORPORATION
(a Delaware Corporation)
December 10, 2007

BY-LAWS
OF
FEDERAL SIGNAL CORPORATION
(a Delaware Corporation)
ARTICLE I
Offices. Books and Records.
     Section 1.1. Offices. The registered office of FEDERAL SIGNAL CORPORATION (herein called the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle. The Corporation may also have such other offices at such other places both within or without the State of Delaware as the Board of Directors of the Corporation (herein called the “Board”) may from time to time determine or the business of the Corporation may require.
     Section 1.2. Books and Records. The books and records of the Corporation shall be kept at the principal business office of the Corporation, or at such other place or places as the Board shall from time to time determine.
ARTICLE II
Meetings of Stockholders.
     Section 2.1. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board and specified in the respective notices or waivers of notice thereof, provided that if the Board shall not so fix the place of any meeting of stockholders or if any special meeting of stockholders is called by a person or persons other than the Board, such meeting shall be held at the principal business office of the Corporation.
     Section 2.2. Annual Meetings. An annual meeting of stockholders for the purpose of electing directors and the transaction of such other business as may properly be brought before the meeting shall be held each year at such time as may from time to time be determined by the Board. In the absence of such a determination by the Board prior to twenty (20) days before the fourth Friday in April of each year, such annual meeting shall be held on the fourth Friday in April at the hour of 11:00 A.M., unless a legal holiday, and if a legal holiday, then on the next succeeding business day which is not a legal holiday. If, for any reason, the annual meeting shall not be held at the time herein provided, the same may be held at any time thereafter upon notice as hereinafter provided or the business thereof may be transacted at any special meeting of stockholders called for that purpose.

     Section 2.3. Special Meetings of Stockholders. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Board of Directors. The business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the call thereof.
     Section 2.4. Notice of Meetings. Written notice of every meeting of stockholders stating the place, day and hour of the meeting, unless otherwise prescribed by law or the Certificate of Incorporation (meaning always herein the Certificate of Incorporation of the Corporation as the same may be amended from time to time), shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. The notice of a special meeting shall state the purpose for which the meeting is called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting.
     Section 2.5. List of Stockholders. The Secretary of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares of each class of stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced at the time and place of the meeting and kept during the whole time thereof for inspection by any stockholder who is present.
     Section 2.6. Quorum and Adjournments. For the purpose of any action to be taken by stockholders at any meeting, the presence in person or by proxy of the holders of those of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat as shall have a majority of the voting power of all such shares shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise expressly provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of the number required by law, or by the Certificate of Incorporation or these by-laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting and subject was on the agenda of the meeting, if the number required in respect of such other matter or matters shall be present. Nothing in these by-laws shall affect the right to adjourn any meeting from time to time where a quorum is present.
     Section 2.7. Organization. At any meeting of stockholders, the Chair or in his/her absence, the President or Chief Executive Officer, a Vice President, or in the absence of all of the foregoing, a person chosen by a majority of the votes entitled to be cast by the stockholders of the Corporation present in person or by proxy and entitled to vote thereat shall act as Chair; and the Secretary, or in his absence an Assistant Secretary; or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chair of the meeting shall appoint shall act as secretary of the meeting. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the Chair of such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or to act, the vacancy may be filled by the Chair of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his/her ability. The duties of the inspectors shall be to ascertain and report the number of shares represented at the meeting, to determine the validity and effect of all proxies, to count all votes and report the results thereof, and to do such other acts as are proper to conduct elections and voting with impartiality and fairness to the stockholders. If no inspector is appointed as herein provided, such duties shall be performed by the secretary of the meeting. The Chair of the meeting shall have the right to decide, without appeal, the order of business for such meeting and all procedural motions, questions and other matters (including the right to limit discussion as being unreasonably cumulative or prolonged or irrelevant to a pending question) pending before the meeting. The Corporation shall keep minutes of the proceedings of its stockholders.
     Section 2.8. Voting by Stockholders. Except as otherwise expressly provided by law or by the Certificate of Incorporation or these by-laws, each stockholder present in person or by proxy at any meeting shall have, on each matter on which such stockholder is entitled to vote, one vote with respect to each share of stock registered in his name on the books of the Corporation:
          (a) On the date fixed pursuant to Section 8.5 hereof as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or
          (b) If no record date is so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given and notice is waived, at the close of business on the day next preceding the day on which such meeting is held.
     Any stockholder entitled to vote at any meeting may vote either in person or by proxy appointed by an instrument in writing, signed by such stockholder (or by his attorney-in-fact thereunto authorized in writing) and delivered to the secretary of the meeting; provided, however, that no proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.
     Every matter other than the election of Directors to be decided by stockholders at any meeting (except as otherwise expressly provided by law or by the Certificate of Incorporation) shall be decided, if a quorum be present, by the vote of the majority of the shares voting with respect to the issue to be decided. In the election of directors, these persons shall be elected who receive the highest number of votes cast in the election.

     Unless directed by the Chair of the meeting or demanded by the holders of a majority of the shares of stock of the Corporation present in person or by proxy at any meeting and entitled to vote thereon, the vote on any matter need not be by ballot. Upon any such direction or demand for a vote by ballot upon any matter, such vote shall be so taken. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted by him or her.
     Section 2.9 Procedures for Submission of Stockholder Proposals at the Annual Meeting. At the annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board; or (b) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2.9. For business to be properly brought before the annual meeting by a stockholder, the stockholder must give timely notice thereof in proper written form to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of the annual meeting commence a new time period for the giving of stockholder notice as described above. For purposes of this Section 2.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, Reuters or a comparable national or international new service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. To be in proper written form, a stockholder notice shall set forth in writing as to each matter the stockholder proposes to bring before the meeting: (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (x) the name and address, as they appear on the Corporation’s book, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is being made; (y) the class and number of shares of the Corporation which are owned beneficially and of record by the stockholder and the beneficial owner; and (z) any material interest of the stockholder or the beneficial owner in such business. In the event that a stockholder seeks to propose business at the annual meeting, the Secretary shall appoint two inspectors who are not affiliated with the Corporation to determine if the stockholder has complied with this Section 2.9. If the inspectors determine that a stockholder has not complied with this Section 2.9, the inspectors shall direct the chairman of the meeting to declare to the meeting that the business was not properly brought before the meeting and that any such business shall not be transacted at the meeting. Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights of any stockholder to request inclusion of a proposal or proposals in the Corporation’s proxy statement pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.
ARTICLE III
Board of Directors
     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by the Board as from time to time constituted. The Board may exercise all powers, rights and privileges of the Corporation (whether expressed or implied in the Certificate of Incorporation or conferred by law) and do all acts and things which may be done by the Corporation, as are not by law, the Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.
     Section 3.2. Number, Qualifications and Term of Office. The entire Board shall consist of the number of directors determined by resolution of the Board of Directors from time to time, provided such number of directors shall not be less than six (6) nor more than ten (10). The directors shall be divided into three classes; Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The term of office of each of the initial Class I directors shall expire at the annual meeting of stockholders in 1970, the term of office of each of the initial Class II directors shall expire at the annual meeting of stockholders in 1971 and the term of office of each of the initial Class III directors shall expire at the annual meeting of stockholders in 1972. Subsequent term of office of directors of each class shall expire at the third annual meeting succeeding the annual meeting at which the preceding term of office of directors of that class expire. Notwithstanding the foregoing, the term of office of a director shall continue after the annual meeting at which it is to expire until the successor to such director shall be elected and qualified unless the directorship is eliminated in which case the term of office shall expire at the appropriate annual meeting, or at any earlier time when such office, being lawfully vacant, is eliminated. Directors shall be at least twenty-one years of age. A person elected as a director shall be deemed to have qualified as a director if he shall have met the qualifications of directors prescribed by law, the Certificate of Incorporation and these by-laws and if he shall have indicated, in any form whatever, his willingness to serve as a director of the Corporation.
     Section 3.3. Election of Directors. Directors of the class whose terms then expire shall be elected, as provided in these by-laws, at each annual meeting of the stockholders, or if for any reason the election shall not have been held at an annual meeting, at any special meeting called for that purpose after proper notice. Directors shall be elected solely from a list of persons nominated for directors at the meeting. Nominations of candidates for election as directors of the Corporation at any meeting of stockholders to elect director(s) (an “Election Meeting”) may be made by the Board of Directors at a meeting of the Board, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the Secretary of the Corporation each proposed nominee shall provide the corporation with such information concerning him or herself as is required under the proxy solicitation rules of the Securities and Exchange Commission. Any stockholder eligible to vote at the Election Meeting who intends to make a nomination at the meeting may do so by first delivering notice, at least 30 days prior to the date of the Election Meeting, to the Secretary of the Corporation setting forth: the name, age, business and residence addresses, the principal occupation or employment, the number of Corporation shares beneficially owned and a consent to serve as a director if elected for each such nominee that would be required for a nominee under the Securities and Exchange Commission rules for solicitation of proxies on behalf of the Corporation. In the event that a person is validly designated as a nominee in accordance with this Section 3.3 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, such person’s nominator may designate a substitute nominee. If the Chair of the Election Meeting determines that a nomination was not made in accordance with foregoing procedures, such nomination shall be void and not allowed.
     Section 3.4. Removal of Directors. A director may be removed from office during the term of such office but only upon a showing of good cause, such removal to be by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director and which removal may only be taken at a special meeting of stockholders called for that purpose.
     A special meeting of the stockholders as herein referred to may only be held after a hearing on the matter of cause claimed to exist has been held by the full Board of Directors of the Company at which hearing the director or directors proposed for removal shall be given an adequate opportunity for preparation and attendance in person (together with representation by counsel); provided, however, that such hearing shall be held only after written notice has been given to said director or directors proposed for removal specifying the matters of cause claimed to exist. The conclusions of said hearing shall be reported by the Board of Directors in writing accompanying the notice of the special stockholders’ meeting sent to each stockholder eligible to vote at said special meeting.
     Section 3.5. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the Board exists. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve for the term provided herein for the class of directors for which such director was elected.
     Section 3.6. Place of Meetings. The Board may hold its meetings at any place within or without the State of Delaware.
     Section 3.7. Annual Meeting. A meeting of the Board for the purposes of organization, election of officers and transaction of other business shall be held, if practicable, on the day of each annual meeting of stockholders for election of directors and at the place of the holding of said annual meeting. No notice of any such meeting held at such time and place need be given.

Such meeting may be held at any other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.
     Section 3.8. Regular Meetings. Regular meetings of the Board may be held without notice, or with such notice thereof given by the Secretary as may be prescribed from time to time, at such time and place as may from time to time be specified in a resolution or resolutions adopted by the Board.
     Section 3.9. Special Meetings. Special meetings of the Board may be called at any time by the Board, the Chair, the Chief Executive Officer, or any three directors. Notice of such meetings shall be given by the Secretary, either personally or by telephone or by mail or by telegram or by cable-gram, to each director not less than 48 hours before the time of such meeting, which shall be fixed by the person or persons calling such meeting, but need not state the purposes thereof except as otherwise required by law or these by-laws.
     Section 3.10. Quorum and Manner of Acting. At each meeting of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business. Any vote of a majority of the directors present at the time of taking such vote, if a quorum shall be present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these by-laws. Any meeting of the Board may be adjourned from time to time by a majority vote of the directors present at such meeting. In the absence of a quorum at such a meeting, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.
     Section 3.11. Presence at Meetings. Directors may participate in any meeting of the Board, or any meeting of the Executive Committee or any other committee of the Board of which they are members, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting (whether participating by virtue of this provision or otherwise) can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
     Section 3.12. Organization and Procedure. At each meeting of the Board, the Chair, or in the absence of the Chair, the Chair of the Nominating and Governance Committee or a director chosen by the Board, shall act as Chair of the meeting. The Secretary of the Board (if one shall be appointed pursuant to Section 3.16 of these by-laws), or in his/her absence (or if one shall not be so appointed) the Secretary of the Corporation, or in his absence an Assistant Secretary of the Corporation, or in the absence of all of the foregoing a person appointed by the Chair of the meeting, shall act as Secretary of the meeting. The Chair of the meeting shall, without relinquishing the Chairship of the meeting, have full power of discussion and voting power in respect of any matter before the meeting.
     Section 3.13. Minutes of Meetings. The Board shall have minutes kept of its proceedings.

     Section 3.14. Informal Action by Unanimous Consent. Unless otherwise restricted by statute, the provisions of the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or the Executive Committee or any other committee of the Board may be taken without a meeting if all members of the Board or Executive Committee or other committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board, Executive Committee or other committee.
     Section 3.15. Compensation. Directors shall be entitled to receive such fees and expenses, if any, for attendance at meetings of the Board, and in addition such fixed compensation for services as directors, as may be fixed from time to time by resolution of the Board; provided that no such fee or compensation shall be paid to any director who is at the time a regularly salaried officer or employee of the Corporation. Directors shall also be entitled to receive such compensation for services rendered to the Corporation as officers, members of committees, or in any other capacity, other than as directors, as may be provided from time to time by resolution of the Board, and shall also be entitled to reimbursement for expenses incurred in the performance of any such services.
ARTICLE IV
Committees of the Board.
     Section 4.1. Committees of the Board. The committees of the Board shall consist of an Executive Committee, an Audit Committee, a Compensation and Benefits Committee, a Nominating and Governance Committee and such other committees of the Board as may from time to time be established by a resolution of the Board. Except as otherwise provided in these by-laws, each committee of the Board shall consist of not less than two members of the Board.
     Section 4.2. Appointment and Term of Office of Committee Members; Designation of Alternates and Chairmen. The members of each committee of the Board shall be appointed by the Board as the Board in its discretion may determine, subject however, to any specific requirements of law, the Certificate of Incorporation or these by-laws regarding membership on such committees. The Board may designate one or more other directors to serve as alternates for the members of any committee of the Board in such order and manner as may be fixed by the Board. Unless otherwise provided by these by-laws or by the resolution of the Board designating or establishing any such committee, the members of each such committee shall serve thereon for a term of office beginning with the date of appointment thereto and until the next annual meeting of the Board and until their respective successors shall be appointed; provided, however, that any member of any such committee may be removed or his office declared vacant at any time by the Board without assigning (and without there existing) any reason or cause as the basis thereof. A Chair of each committee of the Board may be designated by the Board from among the members of each such committee subject to any limitations imposed by these by-laws, but in the absence of any such designation, or in the absence of a designated Chair at any meeting of any such committee, the members of such committee may designate one of its members as Chair of such committee or the meeting, as the case may be.

     Section 4.3. Procedure, Meetings, Voting and Records. Each committee of the Board may prescribe for the conduct of its business such rules and regulations, not inconsistent with these by-laws or with such resolutions for the guidance and control of such committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the members of a committee of the Board shall constitute a quorum. The adoption of any resolution or the taking of any other action by any committee of the Board shall require the affirmative vote of a majority of the members of such committee as from time to time constituted. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall keep minutes of its proceedings, but, unless required by resolution of the Board, other committees of the Board need not keep minutes of their proceedings but shall maintain such written records of actions taken by such committees as may be necessary or appropriate to evidence such actions. All actions taken by committees of the Board shall be reported to the Board at the meeting thereof held next after the taking of such action.
     Section 4.4. General Power and Authority and Limitations. The committees of the Board shall have and may exercise such power and authority as are expressly provided by these by-laws or from time to time conferred by resolution of the Board, and such other power and authority implicit in or incidental thereto, subject in all instances to all specific limitation imposed by law or by the Certificate of Incorporation. No committee of the Board, however, shall have the power or authority of the Board with reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the by-laws of the Corporation. In addition, and unless such power and authority shall be conferred in whole or in part by resolution of the Board, no committee of the Board shall have the power or authority of the Board to establish any other committee of the Board, to confer or withdraw the power or authority of any other committee of the Board, or to appoint or remove any member of any other committee of the Board. Any power or authority of any committee of the Board conferred by resolution of the Board may at any time and from time to time thereafter be altered or withdrawn by resolution of the Board, provided, however, that any such alteration or withdrawal shall not impair or invalidate any exercise of such power or authority prior thereto.
     Section 4.5. Executive Committee. The Executive Committee shall consist of not less than three members of the Board, as from time to time appointed by resolution of the Board, one of whom shall be the Chair or the Chief Executive Officer. The Board shall also designate a member of the Executive Committee to be the Chair of the Executive Committee. The Executive Committee shall have, to the fullest extent permitted by law, but subject to any specific limitation imposed by the Certificate of Incorporation, these by-laws or a resolution of the Board, all of the power and authority vested in or retained by the Board (whether or not the Executive Committee is specifically mentioned in the statute, the provision of the Certificate of

Incorporation or these by-laws, the resolution or other instrument vesting or retaining any such power or authority); and the Executive Committee may exercise such power and authority in such manner as it shall deem for the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board.
     Section 4.6. Audit Committee. The Audit Committee shall consist of not less than three members of the Board as from time to time appointed by resolution of the Board. No member of the Board who is also an employee of the Corporation shall be eligible to serve on the Audit Committee. The Audit Committee shall review and, as it shall deem appropriate, recommend to the Board internal accounting and financial controls of the Corporation and accounting principles and auditing practices and procedures employed in the preparation of financial statements of the Corporation and the review thereof of independent public accountants for the Corporation. The Audit Committee shall make recommendations to the Board concerning the engagement of independent public accountants to audit the annual financial statements of the Corporation and the scope of the audit to be undertaken by such accountants and perform such other duties as the Board may direct by resolution.
     Section 4.7. Compensation and Benefits Committee. The Compensation and Benefits Committee shall consist of not less than three members of the Board as from time to time appointed by resolution of the Board. No member of the Board who is also an employee of the Corporation shall be eligible to serve on the Compensation and Benefits Committee. The Compensation and Benefits Committee shall review and, as it deems appropriate, recommend to the Chair, the Chief Executive Officer and the Board policies, practices and procedures relating to compensation of managerial employees and the establishment, investment of funds and administration of employee benefit plans, shall have and exercise all authority under employee stock option plans as the committee therein designated to administer such plans, and shall otherwise advise and consult with the Chair or Chief Executive Officer as may be requested regarding managerial personnel policies and perform such other duties as the Board may direct by resolution.
     Section 4.8. Nominating and Governance Committee. The Nominating and Governance Committee shall consist of not less than three members of the Board as from time to time appointed by resolution of the Board. No member of the Board who is also an employee of the Corporation shall be eligible to serve on the Nominating and Governance Committee. The Nominating and Governance Committee shall identify and recommend individuals to become directors of the Corporation, recommend to the Board governance guidelines for the Corporation and compensation for directors and perform such other duties as the Board may direct by resolution.
     Section 4.9. Other Committees of the Board. Other committees of the Board shall have such power and authority, and such functions, duties and compensation as the Board may designate.

ARTICLE V
Officers
     Section 5.1. Designation. The principal officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer, and a Controller; and there may be such other officers, and such agents and employees, as shall be appointed in accordance with the provisions of Section 5.5 of these by-laws. Any two or more offices may be held by the same person and all offices do not need to be filled except the Chief Executive Officer, President, Secretary and Treasurer.
     Section 5.2. Election and Qualifications. The principal officers of the Corporation shall be elected annually by the Board at a meeting on the day of the annual meeting of stockholders. The Chair shall be chosen from among the Directors.
     Section 5.3. Term of Office. Each principal officer of the corporation shall hold office until the next annual meeting of the Board following his election and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or until he shall have been removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election of an officer shall not of itself create contract rights.
     Section 5.4. Vacancies. A vacancy in the office of a principal officer shall be filled for the unexpired portion of the term in a manner prescribed in these by-laws for regular election to such office. In the interim between the occurrence of any such vacancy and a meeting of the Board, the Chair or the Chief Executive Officer may by appointment fill such vacancy for a term which shall expire at the next meeting of the Board unless such appointment shall be confirmed at such meeting.
     Section 5.5. Appointive Officers and Agents. The Board or the Chief Executive Officer may appoint such officers, other than principal officers, including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and Divisional Vice Presidents and other divisional officers, and such agents and employees, as the Board or the Chief Executive Officer may deem necessary or advisable, each of whom shall hold his/her office or his/her position, as the case may be, for such period, have such authority, and perform such duties as may be provided in these by-laws or as the Board may from time to time determine. The Chief Executive Officer may prescribe additional duties to be performed by such officers, agents and employees, and the Chief Executive Officer may at any time suspend the duties, of whatever nature, of any such officer, agent or employee.
     Section 5.6. Compensation. The compensation of the Chair and the compensation of the Chief Executive Officer shall be fixed from time to time by the Board. The Chief Executive Officer shall recommend and the Board or a Board committee shall fix and determine, the compensation of all other principal officers, agents and employees of the Corporation, unless the Board shall by resolution otherwise direct.

     Section 5.7. Bonds. The Treasurer and any Assistant Treasurer, and such other officers and agents of the Corporation as the Board or the Chair or the Chief Executive Officer shall prescribe, may be required each to give bond to the Corporation in such form and amount and with such surety as the Board or the Chair or the Chief Executive Officer may determine, conditioned upon the faithful performance of the duties of his office, and upon the restoration to the Corporation in the case of his/her death, resignation, retirement or removal, of all books, vouchers, moneys or other papers or things in his/her possession or under his/her control belonging to the Corporation. The Corporation shall pay the premium cost of such bonds.
     Section 5.8. Employment Contracts. Every employment for personal services to be rendered to the Corporation shall be at the pleasure of the Corporation unless under a contract in writing which has been duly executed on behalf of the Corporation and has been approved, authorized or ratified by the Board or executed or approved by the Chair or the Chief Executive Officer.
     Section 5.9. Chair of the Board. The Chair of the Board shall not be considered an officer of the Corporation unless the Board shall by resolution otherwise direct. The Chair of the Board shall be a director chosen by the Board. The Chair shall preside, if present, at Board of Director meetings and shareholder meetings and shall perform such other duties as the Board shall direct by resolution from time to time.
     Section 5.10. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall preside at meetings of the shareholders and the Board of Directors if the Chair is not present and the Nominating and Governance Chair is not present. Subject to the Board of Directors, he shall be in general and active charge of the entire business and all the affairs of the company and shall be its chief policy-making officer. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in the By-Laws. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and functions and exercise all the powers of the President.
     Section 5.11. President. Under the direction of the Chief Executive Officer, and subject to the Board of Directors, the President shall have general charge of the business operations. Whenever the Chief Executive Officer is unable to serve, by reason of sickness, absence or otherwise, the President shall have the powers and perform the duties of the Chief Executive Officer. He/she shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors or as may be provided in the by-laws.
     Section 5.12. Vice Presidents. Each Vice President shall have such power and perform such duties as the Board may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him or her. At the request of the Chair, the President or the Chief Executive Officer, the Vice President may, in the case of the absence or inability to act of the Chair, President or Chief Executive Officer, temporarily act in their place. In the case of the death of the Chair, President or Chief Executive Officer, or in the case of their absence or inability to act without having designated a Vice President to act temporarily in their place, the Vice President or Vice Presidents so to perform the duties, or any particular duty, of the President or Chief Executive Officer shall be designated by the Board.
     Section 5.13. Chief Financial Officer. The Chief Financial Officer of the Corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller. Such officer shall have such other powers and shall perform such other duties as the Board may from time to time prescribe or the Chief Executive Officer may from time to time delegate to him or her.
     Section 5.14. Secretary. The Secretary of the Corporation shall attend all meetings of the stockholders and shall be and act as the secretary of such meetings. Except where the Board has appointed a person to act as Secretary of the Board, he/she shall attend all meetings of the Board and Executive Committee and shall be and act as the secretary of such meetings. He/she shall give, or cause to be given, all notices provided for in these by-laws or required by the Certificate of Incorporation or by law; he/she shall be custodian of the records an of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with these by-laws; he/she shall have charge of the stock certificate books of the Corporation, and keep or cause to be kept the stock certificate books, stock transfer books and stock ledgers in such manner as to show, at all times, the amount of the capital stock issued and outstanding, the classes and series thereof, if any, the names alphabetically arranged, the places of residence of the holders of record thereof, the number of shares held by each and the time when each became a holder of record; he shall have charge of all books, records and papers of the Corporation relating to its organization as a Corporation, and shall see that all reports, statements and other documents required by law are properly kept or filed, except to the extent that the same are to be kept or filed by the Controller or any appointive officer, agent or employee; he/she may sign with the Chair or the Chief Executive Officer or any Vice President any of all certificates of stock of the Corporation; and in general shall exercise all powers and perform all duties incident to the office of Secretary and such other powers and duties as may from time to time be assigned to him or her by the Board or the Chief Executive Officer or be prescribed by these by-laws.
     Section 5.15. Assistant Secretaries. The Assistant Secretaries shall assist at all times in the performance of the duties of the Secretary, subject to his/her control and direction, and, in the absence of the Secretary, the Assistant Secretary designated therefor by the Board or Chief Executive Officer, or in the absence of such designation, any Assistant Secretary, shall exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the Chief Executive Officer or the Secretary, or be prescribed by these by-laws.
     Section 5.16. Treasurer. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursements of the corporate funds and securities; he/she shall be responsible for the deposit of all moneys, and other valuable effects, in the name and to the credit of the Corporation in such depositories as may be designated by the Board (or by an officer of the corporation pursuant to any delegation of such authority by the Board); he/she shall disburse the funds of the Corporation as may be ordered by the Board or as may be pursuant to authorizations of the Board or these by-laws, taking proper vouchers for such disbursements; he shall, subject to the supervision and direction of the Chief Financial Officer, be responsible for carrying out policies of the Corporation with respect to the approving, granting or extending of credit by the Corporation; he shall, subject to the supervision and direction of the Chief Financial Officer, have the custody of such books, receipted vouchers and other books and papers as in the practical business operations of the Corporation shall naturally belong to the office or custody of the Treasurer, or as shall be placed in his custody by the Board, by the Executive Committee, by the Chief Executive Officer or the Chief Financial Officer, and the Treasurer shall give to the Board or any committee thereof, whenever they may require it, an account of all his/her transactions as Treasurer; and in general he/she shall exercise all powers and perform all duties incident to the office of Treasurer and such other powers and duties as may from time to time be assigned to him or her by the Board or Chief Executive Officer or Chief Financial Officer or be prescribed by these by-laws.
     Section 5.17. Assistant Treasurers. The Assistant Treasurers shall assist at all times in the performance of the duties of the Treasurer, subject to his control and direction, and, in the absence of the Treasurer, the Assistant Treasurer designated therefor by the Board, the Chief Executive Officer, or in the absence of such designation, any Assistant Treasurer shall exercise the powers and perform the duties of the Treasurer. The Assistant Treasurers shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the Chief Executive Officer, the Chief Financial Officer, or the Treasurer, or be prescribed by these by-laws.
     Section 5.18. Controller. The Controller shall be the Chief Accounting Officer of the Corporation and shall have charge of the Corporation’s books of accounts, and, subject to the provisions of this Section 5.17, shall be under the direction of the Chief Financial Officer. He/she shall maintain full and accurate records of all assets, liabilities, commitments and financial transactions of the Corporation; he/she shall see that an adequate system of internal control is maintained and that all reasonable measures are taken to protect the Corporation’s assets; he/she shall supervise the approval of all expenditures; he/she shall compile costs of production and distribution; he/she shall prepare and interpret all statistical records and reports of the Corporation; he/she shall render such financial statements and other information as may be directed by the Board; and, in general, he/she shall perform all the duties ordinarily connected with the office of Controller and such other duties as from time to time may be assigned to him or her by the Board or any committee thereof or the Chair or the Chief Executive Officer or the Chief Financial Officer. His/her duties shall extend to all subsidiary corporations and, so far as the Board or the Chair or the Chief Executive Officer or the Chief Financial Officer may deem practicable, to all affiliated corporations. The Controller shall report to the Chair or the Chief Executive Officer and the Chief Financial Officer from time to time all matters affecting the financial affairs of the Corporation. He/she may also consult with the Chair or Chief Executive Officer from time to time in respect of matters affecting the financial affairs of the Corporation; he/she shall furnish the Chief Executive Officer with such information as the Chief Executive Officer may from time to time request; and he/she shall report to the Chair or the Chief Executive Officer all matters which in his opinion should be brought to the attention of the

Board; and in the event such matters are not reasonably brought to the attention of the Board, he may present the same to the Board in writing. When requested by the Board or a committee thereof, he/she shall report directly to the Board or such committee in reference to any and all matters pertaining to his duties and falling within the function of his/her office.
     Section 5.19. Assistant Controllers. The Assistant Controllers shall assist at all times in the performance of and duties of the Controller, subject to his/her control and direction, and, in the absence of the Controller, the Assistant Controller designated therefor by the Board, the Chief Executive Officer, or the Chief Financial Officer, or in the absence of such designation, any Assistant Controller, shall exercise the powers and perform the duties of the Controller. The Assistant Controllers shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the Chair or the Chief Executive Officer, the Chief Financial Officer, or the Controller, or be prescribed by these by-laws.
ARTICLE VI
Indemnification.
     Section 6.1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent to which it is empowered to do so by the general Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Any director, officer or employee of the Corporation who is or was serving as a director or officer of a subsidiary of the Corporation or of any entity in which the Corporation holds an equity interest shall be deemed to serve in such capacity at the request of the Corporation.
     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI.
     Section 6.2. Contract With the Corporation. The provisions of this Article VI shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Laws of Delaware or other applicable law, if any, are in effect, and any repeal or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     Section 6.3. Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.
     Section 6.4. Other Rights of Indemnification. The indemnification provided or permitted by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VII
Checks, Contracts, Loans and Bank Accounts.
     Section 7.1. Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences indebtedness, bills of lading, warehouse receipts and insurance certificates of the corporation, shall be signed or endorsed as the Board may direct.
     Section 7.2. Contracts. The Board may authorize one or more officers, agents or employees of the Corporation to enter into any contract or execute and deliver any contract or other instruments in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 7.3. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.
     Section 7.4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such general or special bank account or accounts in such banks, trust companies or other depositories as the Board, the President, Chief Executive Officer, or the Treasurer may from time to time designate; and the Board may make such general or special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it may deem expedient.
ARTICLE VIII
Shares and Their Transfer.
     Section 8.1. Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates shall be entitled to have a certificate representing the number of shares registered in certificate form, in such form, consistent with all applicable provisions of law, as shall be approved by the Board. Certificates of stock of the Corporation shall be signed by the President or the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary, which signatures may be by engraved or imprinted facsimile on any certificate countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer at the date of issue.
     Section 8.2. Transfer of stock. Transfers of shares of stock of the Corporation shall be made on payment of all taxes thereon and, if represented by certificates, presentment to the Corporation or its transfer agent for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, theft or mutilation of certificates) properly endorsed by the registered holder thereof or accompanied by proper evidence of succession, assignment or authority to transfer, together with such reasonable assurance as the Corporation or its transfer agent may require that the said endorsement is genuine and effective. A person in whose name shares of stock are registered on the books of the Corporation shall be deemed the owner thereof by the Corporation, and, upon any transfer of shares, the person or persons into whose name or names such shares shall be transferred shall be substituted for the person or persons out of whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation as against the Corporation or any other person or persons.
     Section 8.3. Lost, Destroyed, Stolen, and Mutilated Certificates. The holder of any stock of the Corporation represented by certificates shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificates for any such stock, and the Board may, in its discretion, cause to be issued to him or her a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or in case of loss, destruction or theft, upon satisfactory proof of such loss, destruction or theft; and, the Board may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, destroyed or stolen. The powers hereinabove vested in the Board may be delegated by it to any officer or officers of the Corporation.
     Section 8.4. Transfer Agent and Registrar and Regulations. The Corporation shall, if and whenever the Board shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board, where such shares of stock shall be registered, and no certificate for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the stock of the Corporation and, if any, certificates therefor. The Corporation may itself, at the discretion of the Board, act as transfer agent in such a manner as the Board shall direct.
     Section 8.5. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any such action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.
ARTICLE IX
Miscellaneous Provisions.
     Section 9.1. Seal. The seal of the Corporation shall be in circular form, with the name of the Corporation on the circumference, and the words “Incorporated under the laws of the State of Delaware” in the center. Said seal may be used by causing it or a facsimile or equivalent thereof to be impressed or affixed or reproduced.
     Section 9.2. Fiscal Year. The Fiscal year of the Corporation shall end on December 31 of each year.
     Section 9.3. Notices. Any notice required by these by-laws or otherwise, to be given shall be deemed to have been given in person if delivered in person to the person to whom such notice is addressed, and shall be deemed to have been deposited in the United States mail, enclosed in a postage prepaid envelope, and shall be deemed to have been given by wireless, telegraph or cable when the same shall have been delivered for prepaid transmission into the custody of a company ordinarily engaged in the transmission of such messages; such postage prepaid envelope or such wireless, telegraph or cable message being addressed to such person at his/her address as it appears on such books and records of the Corporation, or if no address appears on such book and records, then at such address as shall be otherwise known to the Secretary, or if no such address appears on such books and records or is otherwise known to the Secretary, then in care of the registered agent of the Corporation in the State of Delaware. Whenever, by any provisions of the Certificate of Incorporation or these by-laws, or otherwise, any notice is required to be given any specified number of days before any meeting or event, the day on which such notice was given shall be counted, but the day of such meeting or other event shall not be counted, in determining whether or not notice has been given in proper time in a particular case.
     Section 9.4. Waiver of Notice. Whenever any notice is required to be given under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person entitled to such notice, or his proxy in the case of a stockholder, whether before or after the time stated therein, shall be deemed equivalent thereto. Except as may be otherwise specifically provided by law, any waiver by mail, telegraph, cable or wireless, bearing the name of the person entitled to notice shall be deemed a waiver in writing duly signed. The presence of any stockholder at any meeting, either in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her; and attendance by a director at any meeting of the Board, without protesting prior to such meeting, or at its commencement the lack of notice to him or her, shall constitute a waiver of notice by him or her of such meeting.
     Section 9.5. Resignations. Any officer or director may resign at any time by giving written notice to the Chair or the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in the notice, or if no time is specified, at the time such notice shall be given. Unless otherwise specified in any notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall serve to release the person submitting it from any liability or duty to the Corporation, whether created by law, the Certificate of Incorporation, these by-laws, a resolution or directive of the Board or under any contract between such person and the Corporation, unless the Board shall expressly and specifically release such person from any such liability or duty.
     Section 9.6. Emergency By-Laws. The Board may adopt emergency by-laws, as permitted by law to be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition as a result of which a quorum of the Board or of the Executive Committee cannot readily be convened for action. The provisions of such Emergency by-laws shall, while operative, supersede all contrary provisions of law, the Certificate of Incorporation, or these by-laws.
ARTICLE X
Severability; Amendments.
     Section 10.1. Severability. If any provision of these by-laws, or its application thereof to any person or circumstance is held invalid, the remainder of these by-laws and the application of such provision to other persons or circumstances shall not be affected thereby.
     Section 10.2. Amendments. These by-laws may be amended or repealed by the Board at any annual, regular or special meeting thereof by an affirmative vote of 2/3’s of the directors.